Exhibit 23.6

Consent of Independent Registered Public Accounting Firm

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 pertaining to the Lakeland Industries, Inc. 2015 Stock Plan of our report dated May 15, 2015 relating to our audit of the financial statements of Weifang Lakeland Safety Products Co., Ltd. as of January 31, 2015 which appears in the Annual Report on Form 10-K of Lakeland Industries, Inc. for the fiscal year ended January 31, 2015.

/s/ Shanghai Mazars Certified Public Accountants

Shanghai Mazars Certified Public Accountants

Date: July 22, 2015